Exhibit 10.71

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DESCA HOLDING, LLC

Summary of Proposed Terms

Acquisition of Transistemas S.A.

The following summary of proposed terms is general in nature and is being submitted to you with the understanding that we will enter into a definitive agreement and other permanent documents containing all of the material terms and conditions of the proposed transaction. This document constitutes a legally binding obligation.

1. Sellers:	[****] and [****] ([****] shall be referred to collectively as “Sellers”)

2. Purchaser/Company:	Desca Holding, LLC, a Delaware limited liability company, and/or any entity directly or indirectly controlling, controlled by, or under common control with same (the “Purchaser”).

3. Target Company:	Transistemas S.A. (the “Company”), a company organized and existing under the laws of the Republic of Argentina. The Company operates, in Argentina and other countries of the Americas, as a provider of IT solutions with products and services focused on networking and datacenter solutions.

4. Transaction:	Pursuant to definitive agreements (the “Definitive Agreements”) to be signed between the Parties and subject to the conditions precedent established in paragraph 9. below, the Purchaser will purchase 100% of the issued and outstanding stock and votes of the Company in the following manner (the “Transaction”):

(a) From [****]

(i) 6,966 shares of common stock of the Company, representing 58.05% of the issued and outstanding stock of the Company,

(ii) 9,500 shares of common stock of Mawil S.A., a company organized under the laws of the Republic of Argentina, representing 95% of the issued and outstanding stock of Mawil S.A. (which owns 5,034 shares of common stock of the Company, representing the remaining 41.95% of the issued and outstanding common stock of the Company)

(b) From [****]

(i) 500 shares of common stock of Mawil S.A., representing 5% of the issued and outstanding stock of Mawil S.A.

The Transaction will comprise, without any additional consideration, all rights ancillary to the stock of the Company, including without limitation capital contributions, unpaid dividends, preemptive rights, options over stock, and so forth. The parties may agree on the best structure of the transaction that may include other alternatives.

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5. Deposit:	The Purchaser shall deposit as of the execution of this document US$1,000,000 (Dollars one million) on account of the Purchase Price (as this term is defined below), in freely and immediately available Dollars by wire transfer to the Sellers bank account defined as Exhibit A (the “Deposit”). Upon receiving the Deposit in the account [****] shall deliver to the Purchaser a duly executed receipt of the Deposit.

6. Purchase Price:

The purchase price shall be US$7,600,000 (“Purchase Price”). The Purchase Price shall be paid as follows:

(a) the amount of the Deposit that is paid on this date hereof, according to section 5.

(b) the amount of US$ 5,600,000 (Dollars five million and six hundred) in freely and immediately available Dollars by wire transfer at the Closing.

(c) the amount of US$ 1,000,000 (Dollars one million) shall be placed in escrow upon Closing (the “Escrow Amount”), according to the terms of Section 7 hereof.

7. Escrow Amount:	Sellers and Purchaser shall agree with an escrow agent to the entire satisfaction of the Sellers and Purchaser the terms of an escrow agreement in order to secure the obligations of Sellers to Purchaser pursuant to the Definitive Agreements and shall be released on the first anniversary of the closing of the Transaction, in accordance with the terms and conditions of the escrow agreement.

8. Due Diligence:

Upon the duly credit of the Deposit on the designated Sellers account, signing of this Summary of Terms and Conditions and the Confidentiality Agreement attached as Exhibit B, Purchaser shall conduct customary due diligence, including legal and financial review, with respect to the Company, Mawil S.A and their subsidiaries (the “Entities”).

9. Conditions Precedent to Closing:

The Closing of the transaction (“Closing”) shall take place no later than June 23, 2008 and shall be subject to:

(a) the evidence of revenues higher than [****] during the year ended March 31, 2008, as evidenced in the Company’s financial statements for the fiscal year ended March, 31, 2008, prepared according to US GAAP. In the event that such financial statements are not delivered by closing date, the parties shall agree on a mutual understanding to waive this requirement;

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(b) the evidence of EBITDA higher than [****] during the year ended March 31, 2008, as evidenced in the Company’s financial statements for the fiscal year ended March, 31, 2008, prepared according to US GAAP. In the event that such financial statements are not delivered by closing date, the parties shall agree on a mutual understanding to waive this requirement. For the purposes of this Term Sheet and the Definitive Agreements EBITDA shall include operative income, amortization, depreciation, interest, and tax on financial transactions (“Impuesto a los débitos y créditos”);

(c) the evidence that the net asset value (total assets less total liabilities) of the Company as of March 31, 2008 is no less than its net asset value as of March 31, 2007, computed on a consistent manner, as evidenced in the Company’s financial statements for the fiscal year ended March, 31, 2008, prepared according to US GAAP. In the event that such financial statements are not delivered by closing date, the parties shall agree on a mutual understanding to waive this requirement;

(d) Company’s compliance of the customary Foreign Corrupt Practices Act questionnaires, and lack of evidence to the contrary during the due diligence process;

(e) the absence of contingencies higher than [****] not duly registered in the Company’s audited or non-audited financial statements as of March 31, 2008;

(f) the receipt of all necessary consents, approvals, licenses and permits from governmental bodies, lessors and other third parties. With respect to Antitrust approval and in the event that said is necessary the Sellers and the Purchaser will comply with the terms of Law 25,156;

(g) the delivery by the Company of estoppel letters to Sun, Cisco and VMWare and evidence of their reception by them. Sellers commit their best efforts, on a reasonable manner, to have the transactions with those vendors continued after the Closing;

(h) the Sellers commit their best efforts, on a reasonable manner, on the retention of the employment of key employees. Within seven days as from the execution of this agreement, the Sellers shall provide a list of the key employees of the Company and the proposed retention measures;

(i) the maintenance by the Company of the Cisco Gold certification throughout the South America South region until May 25, 2008. Sellers commit their best efforts, on a reasonable manner, in order to have such certification renewed;

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(j) the Sellers commit their best efforts, on a reasonable manner, for the negotiation of the renewal, on market conditions, of the lease agreement of the headquarters offices of the Company located in L.N. Alem 855, floor 25th. City of Buenos Aires;

(k) the effective transfer of the business to Callis Technologies S.A. and Servicios Electorales S.A. These transfers shall not affect the normal and regular business of the Company. Within seven days as from the execution of this agreement, the Sellers shall provide the list of employees to be transferred.

(l) the delivery by Sellers of customary closing certificates, opinions and other documentation required by Purchaser.

(m) no material adverse changes, meaning there shall prior to closing be no effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the Entities, taken as a whole, or to the ability of Seller or the Company to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Purchaser has knowledge of such effect or change), including, but not limited to, any adverse change, event, development, or effect from what was previously represented to Purchaser arising from or relating to revenues, profits, EBITDA, assets, and liabilities of the Entities.

(n) the delivery of US GAAP financial statements as of March 31, 2008. In the event, that this condition is not complied, the parties shall agree on a mutually understanding to waive this requirement and have that document produced after the Closing.

10. Deposit Reimbursement:

In case the conditions precedent mentioned in Section 9 (a), 9 (b), 9 (c), 9 (d), 9 (e), 9 (k) and 9 (l) are not complied by the Company, then Purchasers shall not be obliged to close the transaction and Purchasers shall have the right to recover the Deposit from Sellers, without any liability whatsoever with respect hereto.

In case the conditions precedent mentioned in Section 9 (f), 9 (g), 9 (h), 9 (i), 9 (j), 9 (m) and 9 (n) are not complied by the Company or the Sellers, then Purchasers shall not be obliged to close the transaction but Purchasers shall not be entitled to recover the Deposit from Sellers.

11. Representations and Warranties:

The Sellers will, jointly and severally, make regular and customary representations and warranties to Purchaser and will provide covenants, indemnities and other protections for the benefit of Purchaser. With relation to the indemnities, Sellers shall be liable according to the following scheme: Until the second anniversary of the closing date only for such amount higher than [****]; until the fifth anniversary of the closing date only for such amount higher than [****]; until the eighth anniversary of the closing date only for such amount higher than [****]; until the tenth anniversary of the closing date only for such amount higher than [****] (including, in all cases, sanctions, penalties, damages, taxes, legal fees and any other type of fees).

12. Non-Compete and non-solicitation:

[****] shall agree to enter into a non-compete agreement for a term of two (2) years, in terms customary to these kind of transactions. An enforceability opinion shall be provided by Seller’s counsel. The consideration to be paid to [****] for this non-compete obligation will be included in the Purchase Price.

The Sellers shall agree to enter into a non-solicitation agreement for a term of two (2) years, in terms customary to these kind of transactions.

In the event that the transaction shall not take place, Desca shall not, directly or indirectly or through an Affiliate, solicit for employment or hire any employee of the Company which is an employee of it at this date, or who was an employee of the Company at any time in the prior year.

13. Management:	Until closing Sellers shall manage the Entities (as defined below) in a way consistent with past practices and applicable regulations, and shall not deviate from the ordinary course of business. In particular, Sellers shall not allow the transfer, pledge, or constitution of any lien or encumbrance over the assets. Within seven days as from the execution of this agreement, the Sellers shall provide a list of excluded assets.

14. Term:	This document shall remain valid until April 29, 2008.

15. Confidentiality:	Jointly with the execution of this term sheet the Sellers and the Purchaser executes the Confidentiality Agreement attached hereto as Exhibit B.

16. Binding nature:	This document is a binding obligation by the Sellers and Purchaser.

17. Applicable law and jurisdiction:	This document shall be governed by and construed in accordance with the laws of the Republic of Argentina. All disputes arising out of or in connection with this document shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (ICC) by an Arbitral Court. The Arbitral Court shall be integrated by three arbitrators, appointed in accordance with the Rules of the ICC. The place of arbitration shall be the city of Buenos Aires.

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18. Previous Term Sheet:	This document is not intended to replace the terms and conditions of the previous Term Sheet executed by the same parties on January 23, 2008. The terms and conditions agreed hereof only modify and supersede specific terms and conditions, the other terms and conditions that are not modified herein remain valid.

19. Publicity:	The parties shall agree on a press release and an internal communication to Company’s employees regarding the status of the Transaction.

DESCA HOLDING, LLC

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Manager

By:	/s/ Pedro Pizarro
Name:	Pedro Pizarro
Title:	Manager

By:	/s/ Jorge Alvarado
Name:	Jorge Alvarado
Title:	Manager

Mr. [****]

Mr. [****]

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